Exhibit 10.1

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 30, 2014, between COMERICA BANK (“Bank”) and eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2011, as it may be amended from time to time, including without limit by that certain First Amendment to Loan and Security Agreement dated as of December 28, 2011, that certain Second Amendment to Loan and Security Agreement dated as of June 28, 2012 and that certain Third Amendment to Loan and Security Agreement dated as of December 28, 2012 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       Exhibit A of the Agreement is amended by amending and restating, or adding, as applicable, the following defined terms:

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line A.

“Applicable Measuring Period” means, as of any date of determination, the four fiscal quarter period ending on the last day of the last fiscal quarter immediately preceding such date of determination.

“Borrowing Base” means, as of any date of determination thereof, an amount equal to seventy percent (70%) of the product of (a) Borrower’s Eligible Monthly Recurring Revenue for the three month period ending on the last day of the month immediately preceding such date, multiplied by (b) Borrower’s MRR Renewal Rate for the most recently completed calendar quarter immediately preceding such date, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

“Credit Card Services Sublimit” means a sublimit for corporate credit cards and e-commerce or merchant account services under the Revolving Line A not to exceed Five Hundred Thousand Dollars ($500,000), subject to the Maximum Sublimit Amount.

“Credit Extension” means each Advance, the Term Loan, the Term Loan A, the Term Loan B or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Eligible Monthly Recurring Revenue” means, as of any date of determination, Borrower’s recurring service revenues for the month most recently ended from account debtors that have executed one or more service contracts having a total contractual obligation of twelve months or longer with Borrower that is effective as of the last date of such month; provided, however, that the service contract revenue of any account debtor (1) whose contracts are not going to be renewed, (2) whose contracts the Bank, in consultation with Borrower, has reasonably determined may not collectible, (3) that is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, (4) whose contracts with Borrower the account debtor has failed to pay within 90 days of invoice date, or (5) whose contracts are not performing acceptably to Bank in its sole discretion will be excluded from the calculation of Eligible Monthly Recurring Revenue.

“Fourth Amendment Effective Date” means April 30, 2014.

“Intellectual Property” means any Copyrights, Patents, Trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing.

“Interest Rate Addendum” means the Prime Referenced Rate Addendum to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, between Borrower and Bank, as it may be amended, restated, replaced or supplemented from time to time.

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line A not to exceed Five Hundred Thousand Dollars ($500,000), subject to the Maximum Sublimit Amount.

“MRR Renewal Rate” means, as of any applicable date of determination, the total dollar value of recurring revenue from account debtors that have executed one or more service contracts for Borrower’s products or having a total contractual obligation of 12 months or longer (‘Contracts’) that were renewed during the Applicable Measuring Period (including without limitation, contract increases and upsold products), divided by the dollar value of Contracts that were up for renewal during such Applicable Measuring Period.  Notwithstanding the foregoing, the MRR Renewal Rate shall not exceed 100%.

“Revolving Line A” means a Credit Extension of up to Seven Million Dollars ($7,000,000) (inclusive of the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit and the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit).

“Revolving A Maturity Date” means April 30, 2016.

“Term Loan B” shall have the meaning given such term in Section 2.1(e) of the Agreement.

“Term Loan B Maturity Date” means January 30, 2018.

2.        All references to “Revolving Line” in the Agreement are deleted and replaced with “Revolving Line A”.

3.        Section 2.1(b) of the Agreement is amended and restated to read in its entirety as follows:

(b)        Advances Under Revolving Line A.

(i)        Amount. Subject to and upon the terms and conditions of this Agreement, following the completion by Bank of an audit of Borrower’s Accounts after the Fourth Amendment Effective Date, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line A or (B) the Borrowing Base, less the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit and the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit. The aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit, and amounts outstanding under the Foreign Exchange Sublimit (collectively, the ‘Sublimits’) shall not collectively exceed Five Hundred Thousand Dollars ($500,000) (the ‘Maximum Sublimit Amount’) at any time. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving A Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii)         Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:30 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(iii)       Letter of Credit Sublimit. Subject to the availability under the Revolving Line A, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving A Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line A. Notwithstanding the foregoing, the aggregate outstanding amount of Letters of Credit, together with the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit, shall not exceed the Maximum Sublimit Amount at any time. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line A. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.

(iv)        Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the ‘Credit Card Services’). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Services Sublimit, provided that availability under the Revolving Line A shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves. Notwithstanding the foregoing, aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit, together with the aggregate outstanding amount of Letters of Credit and amounts outstanding under the Foreign Exchange Sublimit, shall not exceed the Maximum Sublimit Amount at any time. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(v)        Collateralization of Obligations Extending Beyond Maturity. Any Letters of Credit and Credit Card Services that may extend beyond the Revolving A Maturity Date, then, effective as of the Revolving A Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit and Credit Card Services; provided, however, that if there are insufficient balances in such accounts to secure such obligations, Borrower shall immediately deposit such additional funds as are necessary to fully secure such obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit and Credit Card Services are outstanding or continue.”

4.       New Section 2.1(e) is added to the Agreement, to read in its entirety as follows:

“(e)      Term Loan B.

(i)       Subject to and upon the terms and conditions of this Agreement, on the Fourth Amendment Effective Date Bank agrees to make a Term Loan B (the ‘Term Loan B’) to Borrower in one disbursement in the amount of Three Million Dollars ($3,000,000). Borrower shall use Term Loan B proceeds for working capital purposes.

(ii)      Interest shall accrue on the Term Loan B from the Fourth Amendment Effective Date at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Borrower shall repay the Term Loan B in thirty six (36) equal monthly installments of principal in the amount of $83,333.33 each, plus all accrued interest, beginning on February 1, 2015, and continuing on the same day of each month thereafter through the Term Loan B Maturity Date, at which time all amounts due in connection with the Term Loan B made under this Section 2.1(e) shall be immediately due and payable. The Term Loan B, once repaid, may not be re-borrowed.”

5.       Section 2.3(a)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i)        Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Interest Rate Addendum.”

6.       New Section 2.3(a)(iv) is added to the Agreement, to read in its entirety as follows:

“(iii)      Term Loan B. Except as set forth in Section 2.3(b), the Term Loan B shall bear interest, on the outstanding daily balance thereof, as set forth in the Interest Rate Addendum.”

7.       Clause (1) of Section 2.5(a) of the Agreement is amended and restated to read in its entirety as follows:

“(1)        For the Revolving Line A, on or before the Fourth Amendment Effective Date and on each annual anniversary thereafter, a fee equal to Ten Thousand Five Hundred Dollars ($10,500), which shall be nonrefundable;”

8.       Section 3.2(c) of the Agreement is amended and restated to read in its entirety as follows:

“(c)        [Intentionally Deleted.]”

9.       Section 4.1 of the Agreement is amended and restated to read in its entirety as follows:

“4.1      Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral, now existing or hereafter acquired, to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, except in connection with Permitted Liens and Permitted Transfers.  Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.”

10.     Section 5.4 of the Agreement is amended and restated to read in its entirety as follows:

“5.4      Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for licenses granted by Borrower to its customers in the ordinary course of business.  To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.”

11.     Clause (viii) of Section 6.2 of the Agreement is amended and restated to read in its entirety as follows:

“(viii) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property.”

12.     Section 6.2(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a)       Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings by invoice date of accounts receivable and accounts payable, and a report for the three-month period ending with such month of Eligible Monthly Recurring Revenue and Borrower’s MRR Renewal Rate for the most recently completed calendar quarter immediately preceding such report and a GAAP reconciliation report regarding Borrower’s recurring revenue.”

13.     Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:

“6.6      Accounts.  Borrower shall maintain all its depository, operating and investment accounts with Bank.  Notwithstanding the foregoing, Borrower shall be permitted to maintain accounts with financial institutions other than Bank provided that at least seventy percent (70%) of all of Borrower’s cash is maintained in accounts at Bank at all times.”

14.    Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7      Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a)      Bank Debt Liquidity Coverage. A ratio of (i) the sum of Borrower’s Cash held at Bank plus all Eligible Bank Debt Liquidity Coverage Accounts, to (ii) all Indebtedness to Bank of at least 2.00 to 1.00. As used herein, ‘Eligible Bank Debt Liquidity Coverage Account’ means a consolidated Account of Borrower and its consolidated Subsidiaries that has been billed and is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account.

(b)       Minimum Consolidated Cash.  Maintain or cause to be maintained not less than seventy percent (70%) of Borrower’s consolidated cash at Bank.”

15.     Section 6.8 of the Agreement is amended and restated to read in its entirety as follows:

“6.8      Registration of Intellectual Property Rights.

(a)      Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b)       Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and United States Copyright Office, including the date of such filing and the registration or application numbers, if any.

(c)       Borrower shall give Bank prompt written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed.

(d)       Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.”

16.     Section 6.9 of the Agreement is amended and restated to read in its entirety as follows:

“6.9      Consent of Inbound Licensors.  Prior to entering into or becoming bound by any license agreement (other than over-the-counter software that is commercially available to the public) the loss of which could reasonably be expected to have a Material Adverse Effect. Borrower shall provide written notice to Bank of the material terms of such license agreement with a description of its likely impact on Borrower’s business or financial condition.”

17.     Section 9.2 of the Agreement is amended and restated to read in its entirety as follows:

“9.2      Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.”

18.      Exhibits B, D, E and F to the Agreement are deleted and replaced with Exhibits B, D, E and F attached hereto.

19.      No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

20.      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

21.      Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise. BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

22.      Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

23.      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)      this Amendment, executed by Borrower;

(b)      the Interest Rate Addendum, executed by Borrower;

(c)      an Itemization of Amount Financed Disbursement Instructions (Revolving Line A), executed by Borrower;

(d)      an Itemization of Amount Financed Disbursement Instructions (Term Loan B), executed by Borrower;

(e)      Corporation Resolutions and Incumbency Certification (Authority to Procure Loans);

(f)      the $10,500 facility fee required under Section 2.5(a), which upfront fee shall be non-refundable upon payment, and which may be debited from any of Borrower’s accounts at Bank;

(g)      all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank; and

(h)      such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

24.      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:	/s/ Eric Smit
Name:	Eric Smit
Title:	C.F.O.

COMERICA BANK

By:	/s/ Jeff Lee
Name:	Jeff Lee
Title:	V.P.

DEBTOR:	eGAIN CORPORATION
SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include the Intellectual Property; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of June 27, 2011, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

1

EXHIBIT D

BORROWING BASE CERTIFICATE

(See Attached)

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

FROM: eGain Communications Corporation

The undersigned authorized Officer of eGain Communications Corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower end Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending , 201___ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification (“Supporting Documents”). The Officer further certifies the Supporting Documents are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied form one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column,

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited. Unqualified F/S	Annually, within 90 days of FYE	YES	NO
Borrowing Base Cert, A/R & A/P Agings	Monthly, within 30 days or, subject to Section 6.2(a), Quarterly, within 30 days	YES	NO
Annual Business Plan	Annually, within 60 days after the beginning of each FY	YES	NO
Intellectual Property Report	Quarterly within 30 days	YES	NO
Audit	Semi-annual	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC tiling (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $____________________________	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $____________________________	YES	NO

	DESCRIPTION	APPLICABLE

Legal Action > $500,000 (Sect. 6.2(iv))	Notify promptly upon notice _____________________	YES	NO
Mergers & Acquisitions> $250,000 (Sect. 7.3)	Notify promptly upon notice _____________________	YES	NO
Cross default with other agreements >$250,000 (Sect. 8.7)	Notify promptly upon notice _____________________	YES	NO
Judgments and settlements $1,000,000 (Sect. 8.9)	Notify promptly upon notice _____________________	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED

Minimum Liquidity Ratio	2.00:1.00	_____:1.00	YES	NO
Minimum Consolidated Cash	70%	__________%	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$500,000	$________________________	YES	NO
Permitted Investments for stock repurchase	<$250,000	$________________________	YES	NO
Permitted Investments for subsidiaries	<$500,000	$________________________	YES	NO
Permitted Investments for employee loans	<$100,000	$________________________	YES	NO
Permitted Investments for joint ventures	<$100,000	$________________________	YES	NO
Permitted Liens for equipment leases	<$500,000	$________________________	YES	NO
Permitted Transfers	<$500,000	$________________________	YES	NO

Please Enter Below Comments Regarding Violations:

The undersigned further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

EXHIBIT F

INTEREST RATE ADDENDUM

(See Attached)

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Revolving Line A)

Borrower:        eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

Date: April 30, 2014

$7,000,000.00	credited to deposit account No. ___________ when the Revolving Line A is requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee
$	to Comerica Bank for Document Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to
TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:
Name:
Title:

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan B)

Borrower:        eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

Date: April 30, 2014

$3,000,000.00	credited to deposit account No. ___________ when the Term Loan A is requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee
$	to Comerica Bank for Document Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to
TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:
Name:
Title: